EXHIBIT J
                                CUSTODY AGREEMENT


          Agreement made as of August 12, 1987 between DREYFUS STRATEGIC MUNICIPALS, INC. (the "Fund"), a Maryland corporation, having its principal office and place of business at 666 Old Country Road, Garden City, New York 11530, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company, having its principal office and place of business at One Boston Place, Boston, Massachusetts 02108.


                              W I T N E S S E T H :

          That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

      1.  DEFINITIONS.

                    Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Articles of Incorporation" shall mean the Articles of Incorporation of the Fund dated July 20, 1987, as the same may be amended from time to time.

          (b) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

          (c) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and Federal agency securities, its successor or successors and its nominee or nominees.

          (d) "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on be half of the Fund by any two Officers of the Fund.

          (e) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.

          (f) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in Federal funds on the same date as such purchase or sale.

          (g) "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

          (h) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

          (i) "Prospectus" shall mean the Fund's current prospectus relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended, and the 1940 Act.

          (j) "Security" shall be deemed to include, without limitation, common stock and other instruments or rights having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities (including, without limitation, general obligation bonds, revenue bonds and industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets and other securities and investments from time to time owned by the Fund.

          (k) "Shares" shall mean the shares of Common Stock, par value $.001 per share, of the Fund.

          (l) "Transfer Agent" shall mean the person which performs the transfer agent, dividend paying agent and registrar functions for the Fund.

          (m) "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

          (n) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

      2.  APPOINTMENT OF CUSTODIAN.

          (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at any time owned by or in possession of the Fund during the period of this Agreement.

          (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

      3.  COMPENSATION.

          (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days' prior written notice to the Fund.

          (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer of each party hereto.

          (c) The Custodian will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule. The Fund will promptly pay to the Custodian the amount of such billing.

      4.  CUSTODY OF CASH AND SECURITIES.

          (a) RECEIPT AND HOLDING OF ASSETS. The Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Prior to a deposit of Securities of the Fund in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys of the Fund deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity.

          (b) ACCOUNTS AND DISBURSEMENTS. The Custodian shall credit to a separate account in the name of the Fund all moneys received by it for the account of the Fund, and shall disburse the same only:

               1. In payment for Securities purchased, as provided in Section 5 hereof;

               2.   In payment of dividends or distributions, as provided in
               Section 7 hereof;

               3. In payment for Shares reacquired by it, as described in the Fund's Prospectus;

               4. Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, and the purpose for which payment is to be made; or

               5. In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Section 10 hereof.

          (c) REPORTS BY CUSTODIAN. The Custodian shall furnish the Fund each month with a statement summarizing all transactions and entries for the account of the Fund. The Custodian shall furnish the Fund at the close of each month with a detailed statement of the Securities and moneys held for the Fund under this Agreement. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and auditors employed by, the Fund.

          (d) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of the Fund. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of the Fund physically segregated at all times from those of any other person or persons.

          (e) SEGREGATED ACCOUNTS. Upon receipt of a Certificate, the Custodian will establish segregated accounts on behalf of the Fund to hold liquid or other assets as it shall be directed by a Certificate and shall increase or decrease the assets in such Segregated Account only as it shall be directed by a subsequent Certificate.

          (f) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

               1.  Collect all income due or payable;

               2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable; except the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any redemption or retirement date with respect to any put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility to the Fund for any loss to the Fund for any missed payments or other defaults resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian is not responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish the Fund with respect to put bonds;

               3. Surrender Securities in temporary form for definitive Securities;

               4. Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect;

               5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

          (g) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of a Certificate and not otherwise, except for subparagraphs 5, 6, 7 and 8 which may be effected by Oral or Written Instructions and confirmed by Certificates, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

               1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

               2. Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

               3. Deliver or cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

               4. Make or cause to be made such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

               5. Deliver Securities owned by the Fund upon sale of such Securities for the account of the Fund pursuant to Section 5;

               6. Deliver Securities owned by the Fund upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

               7. Deliver Securities owned by the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable, provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall not be responsible for monitoring or ascertaining any redemption and retirement date with respect to any put bond which is owned by the Fund and held by the Custodian or its nominee; nor shall the Custodian have any responsibility to the Fund for any loss to the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian is not responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish the Fund with respect to put bonds;

               8. Deliver Securities owned by the Fund for delivery in connection with any loans of securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund;

               9. Deliver Securities owned by the Fund for delivery as security in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

               10. Deliver Securities owned by the Fund for any purpose expressly permitted by and in accordance with procedures described in the Fund's Prospectus; and

               11. Deliver Securities owned by the Fund for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

          (h) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

      5.  PURCHASE AND SALE OF INVESTMENTS OF THE FUND.

          (a) Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and
          (ii) with respect to each purchase of Money Market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to each such purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; (6) the name of the person from whom or the broker through whom the purchase was made; and (7) whether or not such purchase is to be settled through the Book-Entry System or the Depository. The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay out of the moneys held for the account of the Fund the total amount payable to the person from whom, or the broker through whom, the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

          (b) Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and
          (ii) with respect to each sale of Money market Securities, a Certificate or Oral Instructions, in either case specifying with respect to each such sale: (1) the name of the issuer and the title of the Security; (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Fund upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and (7) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

      6.  LENDING OF SECURITIES.

          (a) Within 24 hours after any loan of Securities by the Fund as disclosed in its Prospectus, the Fund shall deliver or cause to be delivered to the Custodian written Instructions specifying with respect to each such loan: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount loaned; (3) the date of loan and delivery; (4) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (5) the name of the broker, dealer or financial institution to which the loan was made; and (6) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

          (b) Promptly after each termination of a loan of Securities, the Fund shall deliver to the Custodian written Instructions specifying with respect to each such loan termination and return of Securities:
          (1) the name of the issuer and the title of the Securities to be returned; (2) the number of shares or the principal amount to be returned; (3) the date of termination; (4) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (5) the name of the broker, dealer or financial institution from which the Securities will be returned; and (6) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

      7.  PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

          (a) The Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions on a specified periodic basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Transfer Agent on the payment date.

          (b) Upon the payment date specified in such resolution, Oral Instructions, Written Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Transfer Agent.

      8.  INDEBTEDNESS.

          (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into; (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Fund on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (7) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

          (b) Upon receipt of the Certificate referred to in the preceding paragraph, the Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate all of the information required by this Section, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

      9.  PERSONS HAVING ACCESS TO ASSETS OF THE PORTFOLIOS.

          (a) No Director, officer, employee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund or the Fund's investment adviser shall have access to the assets of the Fund.

          (b) The individuals employed by the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Fund are listed in the certification annexed hereto as Appendix A. The Custodian shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

          (c) Nothing in this Section 9 shall prohibit any officer, employee or agent of the Fund, or any officer, employee or agent of the Fund's investment adviser, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 9.

      10. CONCERNING THE CUSTODIAN.

          (a) STANDARD OF CONDUCT. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law arising hereunder, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

          (b) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

               1. The validity of the issue of any Securities purchased, sold or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

               2. The legality of the issue or sale of any of the Fund's Shares, or the sufficiency of the amount to be received therefor;

               3. The legality of the declaration or payment of any dividend by the Fund; or

               4. The legality of any borrowing by the Fund using Securities as collateral.

          (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

          (d) AMOUNTS DUE FROM TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

          (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

          (f) APPOINTMENT OF AGENTS AND SUB-CUSTODIAN. The Custodian may appoint one or more banking institutions, including, but not limited to, banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or Sub-Custodians of Securities and moneys at any time owned by the Fund, upon terms and conditions specified in a Certificate. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of the Fund by any Foreign Sub-Custodian.

          (g) NO DUTY TO VALUE ASSETS. The Custodian shall not be under any duty or obligation to value the assets of the Fund.

          (h) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of its Articles of Incorporation and Prospectus.

          (i) COMPENSATION OF THE CUSTODIANS. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians and foreign branches of any Sub-Custodian incurred in settling outside of Boston, Massachusetts or New York City transactions involving the purchase and sale of Securities of the Fund.

          (j) RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian Written Instructions confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

          (k) INSPECTION OF BOOKS AND RECORDS. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative at the Fund's expense.

               The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

      11. TERM AND TERMINATION.

          (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

          (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified resolution of the Board of Directors of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Directors of the Fund, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be qualified to so act under the 1940 Act. If a successor custodian is not designated by the Fund or the Custodian, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be its own custodian, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, in any Depository or by a Clearing Member which cannot be delivered to the Fund, to hold such Securities hereunder in accordance with this Agreement.

          (c) Upon the date set forth in such notice under paragraph (b) of this Section 11, this Agreement shall terminate and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

      12. MISCELLANEOUS.

          (a) Annexed hereto as Appendix A is a certification signed by two of the present Officers of the Fund under its seal, setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

          (b) Annexed hereto as Appendix B is a certification signed by two of the present Officers of the Fund under its seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered certification.

          (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108, or at such other place as the Custodian may from time to time designate in writing.

          (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at 666 Old Country Road, Garden City, New York 11530, or at such other place as the Fund may from time to time designate in writing.

          (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and as may be permitted or required by the 1940 Act.

          (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a resolution of the Board of Directors of the Fund, and any attempted assignment without such written consent shall be null and void.

          (g) This Agreement shall be construed in accordance with the laws of the State of New York.

          (h) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized, and their respective seals to be hereunto affixed, as of the day and year first above written.


Attest:                                  DREYFUS STRATEGIC MUNICIPALS, INC.

/s/ DANIEL C. MACLEAN                    By: /s/ RICHARD J. MOYNIHAN
-----------------------                     -------------------------
                                            Title:  President

Attest:                                  BOSTON SAFE DEPOSIT AND TRUST COMPANY

/s/ CHARLOTTE E. TIBBETT                 By: /s/ JEAN C. TEMPLE
------------------------                    ---------------------------
                                            Title:  President